Exhibit (m)(1)

SECOND RESTATED

PLAN OF DISTRIBUTION

PURSUANT TO RULE 12B-1

(Second Restated Service Plan)

THIS SECOND RESTATED SERVICE PLAN is made as of the 1st day of November, 2016, by Thornburg Investment Trust, a Massachusetts business trust (the “Trust”), in respect of its respective series (hereinafter designated collectively, the “Funds,” and each separate series individually, as a “Fund”) and the hereinafter identified share classes of those Funds.

Recitals

A.    The Trust engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”).

B.    The Trust previously adopted a certain Plan and Agreement of Distribution (“Service Plan”) to authorize the use of each identified Fund’s assets to obtain certain services as permitted under rule 12b-1 under the 1940 Act. The Trust also entered into an agreement with Thornburg Investment Management, Inc. (“Thornburg”) pursuant to the Service Plan under which Thornburg was to provide services described in the Service Plan.

C.    The Service Plan was subsequently restated as of February 1, 2005 to combine the original Service Plan and subsequent supplements into one instrument for administrative convenience (the “Restated Service Plan”). The Restated Service Plan was subsequently further supplemented and amended to make it applicable to new Funds and share classes.

D.    The Trust seeks by this Second Restated Service Plan to (1) combine the Restated Service Plan and subsequent supplements and amendments into one instrument for the convenience of the Trust and other persons, (2) identify the Trust’s principal underwriter, Thornburg Securities Corporation (“TSC”), as the person that will enter into arrangements with financial services firms and other persons pursuant to this Second Restated Service Plan to obtain services hereinafter described, (3) specifically authorize the Trust and TSC, or either of them, to cause payments to be made by the Trust’s transfer agent or other agents on behalf of the Funds directly to financial services firms and other persons who provide services authorized under this Second Restated Service Plan.

E.    This Second Restated Service Plan has been approved as to each class of shares and each Fund identified in Exhibit A to this Plan by a vote of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, as defined in the 1940 Act, and who have no direct or indirect financial interest in the operation of this Plan or any agreement under this Plan (“Disinterested Trustees”), cast in person at a meeting called for the purpose of voting on this Second Restated Service Plan.

Terms of Plan

1.     The Trust is hereby authorized to utilize the assets of any specified share class of a Fund to which this Second Restated Service Plan is from time to time applicable to finance certain activities in connection with promotion and distribution of the shares of that class, and the provision of services to the shareholders of the class, as hereinafter more specifically described.

Second Restated Service Plan Pursuant to Rule 12b-1 (Service Plan)	Page 1

2.    The Trust is hereby authorized to pay to TSC, or to such persons as TSC may direct, out of the assets of each share class of each Fund to which this Second Restated Service Plan is applicable, to obtain the services specified in paragraph 3 below for that share class of that Fund, an amount not to exceed an amount computed at an annual percentage rate of the average daily net assets of that class of shares, as set forth for each class of shares of each Fund in Exhibit A attached hereto and made a part hereof, together with any applicable gross receipts tax, sales tax, value added tax, compensating tax or similar exaction imposed by any federal, state or local government, but the aggregate of those taxes shall not exceed 10%. The Trust and TSC are each hereby authorized to instruct the Funds’ transfer agent or other agents of the Funds to pay fees and compensation directly to financial services firms or other persons engaged to provide services authorized under paragraph 3, below. TSC may assign to any party its rights to receive any amounts payable under this Second Restated Service Plan, and any such assignment shall not constitute an assignment of any agreement under which such payments are made. In the event of such assignment, TSC shall provide written notice to the Trustees at the next regularly-scheduled meeting of the Trustees following the assignment, which notice shall include the name of the party to whom such rights were assigned, the date of such assignment and a general description of the services provided by the assignee in return for such payments.

3.    Payments may be made under the preceding paragraph for one or more of the following: (a) payment or reimbursement of expenses incurred by TSC, or by other persons at the request or direction of TSC or the Trust, for the promotion and distribution of the shares of the Fund or class making the payment, including but not limited to, printing of prospectuses and reports used for sales purposes, advertisements, expenses of preparation and printing of sales literature and other distribution-related expenses, and further including any compensation paid to securities dealers and other financial intermediaries which have executed selling agreements with TSC; and (b) payment or reimbursement of expenses incurred by TSC, or by other persons at the request or direction of the Trust or TSC, in connection with the provision of services to the shareholders of the Fund or any specified class of the Fund pursuant to selling agreements with TSC or other service agreements or similar arrangements with TSC, Thornburg or the Trust, which services include providing personal services to shareholders and maintaining shareholder accounts, including, but not limited to, administrative, transactional, distribution and redemption, and accounting and reporting services with respect to Fund shareholders and accounts, and providing information to shareholders and responding to shareholder inquiries; and (c) such other services and activities as may from time to time be agreed upon by Trustees of the Trust and TSC.

4.    In addition to the payments which the Trust is authorized to make under this Second Restated Service Plan, to the extent that TSC or Thornburg may make other payments that are deemed to be payments by the Trust or any Fund for the financing of any activity primarily intended to result in the sale of shares issued by a Fund within the context of rule 12b-1 under the 1940 Act, such payments shall be deemed to have been made pursuant to this Second Restated Service Plan.

5.    The Treasurer of the Trust or other persons acting under his or her direction and TSC shall provide, and the Trustees shall review, at least quarterly, a written report of all amounts expended pursuant to this Second Restated Service Plan and the purposes for which such expenditures were made. Upon request, TSC shall provide to the Trustees of the Trust such other information as may reasonably be required for them to review the continuing appropriateness of this Second Restated Service Plan.

6.    This Second Restated Service Plan is effective and supersedes and replaces the Restated Service Plan as of the date first set forth above for the Funds and their respective classes of shares identified in Exhibit A. This Second Restated Plan will become effective immediately as to any other classes of shares or funds upon approval by the Trustees of the Trust and any shareholder approvals then required by the 1940 Act or the rules thereunder. Thereafter, this Second Restated Service Plan shall continue in effect for each Fund and each of its pertinent, respective classes from year to year, provided that continuance is specifically approved at least annually by a vote of the Trustees, including a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such continuance. This Second Restated Service Plan may be terminated as to any Fund or any class of shares of any Fund at any time,

Second Restated Service Plan Pursuant to Rule 12b-1 (Service Plan)	Page 2

without penalty, by the vote of a majority of the Disinterested Trustees or by the vote of a majority of the outstanding shares of the class or Fund, as applicable. The Trust, by vote of a majority of the Disinterested Trustees or of the holders of a majority of a Fund’s or class’s shares, may terminate as to that Fund or share class any agreement with any person relating to the implementation of this Second Restated Service Plan, without penalty, upon not more than 60 days’ written notice to the other party. Any such related agreement shall automatically terminate upon its assignment. This Second Restated Service Plan is applicable from time to time to one or more classes of shares and Funds, but applies separately to each class of shares and each Fund, and is severable in all respects. Consequently, the Second Restated Service Plan or any agreement entered into hereunder may be modified, continued or terminated as to one class of shares of a Fund without affecting any other class of shares of that Fund or any other Fund.

7.    As long as this Second Restated Service Plan remains in effect, the Trustees of the Trust shall satisfy the Fund Governance Standards as defined in Rule 0-1(a)(7) under the 1940 Act.

8.    This Second Restated Service Plan shall not be amended to increase materially the amount to be spent for distribution by the Trust hereunder as to any Fund or class of shares without approval of the shareholders of the affected class. Each material amendment to this Second Restated Service Plan shall be approved by the vote of the Trustees, including a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such amendment.

9.    The Trust shall preserve in an easily accessible place copies of this Second Restated Service Plan and all related agreements and reports made pursuant to this Second Restated Service Plan for a period of not less than six years.

10.    Any obligation of the Trust hereunder shall be binding only upon the assets of the Trust, consistent with the Declaration of Trust, as amended and supplemented from time to time, and shall not be binding upon any Trustee, officer, employee, agent or shareholder of the Trust. Neither the authorization of any action by the Trustees or shareholders, nor the execution of this Plan on behalf of the Trust, shall impose any liability upon any Trustee or shareholder.

THIS SECOND RESTATED SERVICE PLAN and the terms and provisions thereof are hereby made effective as of the date first set forth above.

THORNBURG INVESTMENT TRUST

By:

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EXHIBIT A

Funds and Share Classes to Which this Second Restated Service Plan Applies

Fund	Share Class	Annual Rate
Thornburg Low Duration Municipal Fund
	Class A	.20%
	Class I	.20%
Thornburg Limited Term Municipal Fund
	Class A	.25%
	Class C	.25%
	Class I	.25%
Thornburg California Limited Term Municipal Fund
	Class A	.25%
	Class C	.25%
	Class I	.25%
Thornburg Intermediate Municipal Fund
	Class A	.25%
	Class C	.25%
	Class I	.25%
Thornburg Strategic Municipal Income Fund
	Class A	.25%
	Class C	.25%
	Class I	.25%
Thornburg New Mexico Intermediate Municipal Fund
	Class A	.25%
	Class D	.25%
	Class I	.25%
Thornburg New York Intermediate Municipal Fund
	Class A	.25%
	Class I	.25%
Thornburg Low Duration Income Fund
	Class A	.20%
	Class I	.20%
Thornburg Limited Term U.S. Government Fund
	Class A	.25%
	Class C	.25%
	Class I	.25%
	Class R3	.25%
	Class R4	.25%
	Class R5	.25%

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Thornburg Limited Term Income Fund
	Class A	.25%
	Class C	.25%
	Class I	.25%
	Class R3	.25%
	Class R4	.25%
	Class R5	.25%
Thornburg Strategic Income Fund
	Class A	.25%
	Class C	.25%
	Class I	.25%
	Class R3	.25%
	Class R4	.25%
	Class R5	.25%
Thornburg Value Fund
	Class A	.25%
	Class C	.25%
	Class I	.25%
	Class R3	.25%
	Class R4	.25%
	Class R5	.25%
Thornburg International Value Fund
	Class A	.25%
	Class C	.25%
	Class I	.25%
	Class R3	.25%
	Class R4	.25%
	Class R5	.25%
Thornburg Core Growth Fund
	Class A	.25%
	Class C	.25%
	Class I	.25%
	Class R3	.25%
	Class R4	.25%
	Class R5	.25%
Thornburg International Growth Fund
	Class A	.25%
	Class C	.25%
	Class I	.25%
	Class R3	.25%
	Class R4	.25%
	Class R5	.25%

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Thornburg Investment Income Builder Fund
	Class A	.25%
	Class C	.25%
	Class I	.25%
	Class R3	.25%
	Class R4	.25%
	Class R5	.25%
Thornburg Global Opportunities Fund
	Class A	.25%
	Class C	.25%
	Class I	.25%
	Class R3	.25%
	Class R4	.25%
	Class R5	.25%
Thornburg Developing World Fund
	Class A	.25%
	Class C	.25%
	Class I	.25%
	Class R5
Thornburg Better World International Fund
	Class A	.25%
	Class C	.25%
	Class I	.25%

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